                                                                  EXHIBIT 99.4



                           ANNUAL COMPLIANCE STATEMENT
     -------------------------------------------------------------------

                                 March 17, 2003



Mr. Daniel M. Scully, Jr.
U.S. Bank National Association
Corporate Trust Services
One Federal Street
3rd Floor
Boston, MA  02110

Dear Mr. Scully:

     In accordance with Section 9.9 of the Indenture Agreement dated October 1, 1995, between CRIIMI MAE Financial Corporation as Issuer and U.S. Bank National Association as successor to the trust business of State Street Bank & Trust Company, I certify that review of the activities of the Issuer for the period January 1, 2002 to December 31, 2002 and of the Issuer's performance under this Indenture Agreement has been made under my supervision. To the best of my knowledge, based on such review, the Issuer has fulfilled all of its obligations under this Indenture Agreement.


                                  Sincerely,



                                  /s/Brian Hanson
                                  ---------------------------------
                                  By: Brian Hanson
                                  Senior Vice President
                                  Mortgage Servicing